EXHIBIT 99.1

                                                FINAL TRANSCRIPT


CORPORATE PARTICIPANTS
 DARAGH PORTER
 Ashland, Inc. - VP of Finance and Treasurer

 MARVIN QUIN
 Ashland, Inc. - SVP and CFO

 JIM O'BRIEN
 Ashland, Inc. - Chairman and CEO



CONFERENCE CALL PARTICIPANTS
 JOHN ROBERTS
 Buckingham Research - Analyst

 JEFF ZEKAUSKAS
 J.P. Morgan - Analyst



 PRESENTATION



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 DARAGH PORTER  - ASHLAND, INC. - VP OF FINANCE AND TREASURER


 Good afternoon, everyone. Welcome to everyone in the room here today, as well as those of you that are joining us by telephone and webcast. For those of you who do not know me, I am Daragh Porter, Ashland's Vice President Finance and Treasurer. I am joined here today by Jim O'Brien, our Chairman and Chief Executive Officer, and Marvin Quin, Senior Vice President and Chief Financial Officer.

We released results of our third quarter at 8:00 A.M. Eastern Time today. I hope you have had an opportunity to review the release. Copies of the news release and this presentation are included in folders available today. They are also available on our website.

These are exciting times for Ashland. We have entered into a new era since the closing of the MAP Transaction, and each of us is pleased to be here today to talk to you about the Company's financial performance and our future direction. During our meeting today I will review third-quarter operating results. Marvin Quin will review the results of the MAP Transaction. Jim O'Brien will discuss Ashland's principles and strategies, and his vision for our two business sectors. At the end of the presentation, we will answer questions from members of the audience here in New York.

Before beginning, allow me to review our cautionary language regarding forward-looking statements. Statements may be made during the course of these presentations that constitute forward-looking statements as that term is defined in relevant securities laws. Such statements if made will be based on a number of assumptions such as price, supply and demand, market conditions, and operating efficiencies.

Ashland believes its expectations regarding operating performance are based on reasonable assumptions; but it cannot assure that those expectations will be achieved. Therefore any forward-looking statements made may prove to be inaccurate, and actual results may differ from those anticipated.

Understanding our earnings for the June 2000 (sic) quarter is challenging depending upon your interests. GAAP earnings are reported under the total column on the far right. If you are interested in earnings per quarter, excluding the impact of the MAP Transaction, combine the first two columns, ongoing businesses and businesses sold and interest eliminated. The second to last column from the right reflects the impact of the MAP Transaction and debt repayment.

Are you confused yet? To simplify a complicated quarter, Marvin Quin will discuss the MAP Transaction in more detail later. I will focus primarily on results of Ashland's ongoing businesses, reflected in the first column.

As reported today, net income of $1.8 billion for the June quarter. These results include several onetime gains and charges which totaled $1.5 billion. Excluding these items, Ashland's revenue from ongoing businesses were $2.5 billion, resulting in operating income from ongoing businesses of $99 million. Even without the income from the MAP Transaction, we are pleased to report record earnings for the June 2005 quarter.

Both the chemical and transportation sectors reported higher profit due to improved margins. Chemical sector operating income from ongoing businesses of $103 million is up nearly 40%, while transportation construction sector operating income increased 7% to $46 million.

Ashland will retain some stranded costs related to retirees from Ashland Petroleum SSA prior to the formation of MAP, as well as some environmental obligations. For the June quarter, these costs totaled $19 million, primarily a result of adding $16 million to environmental reserves. Marvin Quin will address estimates of these costs going forward.

Corporate costs for the June quarter totaled $31 million. Included in this amount is an additional environmental reserve of $3.9 million for discontinued businesses. We are reviewing these corporate costs to determine if any should be eliminated or transferred to the business units. Please note that the 2004 comparative numbers provided on this slide and subsequent slides include activity associated with the maleic anhydride business, and the 60 Valvoline Instant Oil Change centers transferred to Marathon as part of the MAP Transaction.

Now for a more in-depth discussion of our businesses, let's begin with our transportation construction sector. APAC reported $46 million of operating income, an increase of 7% over the 2004 quarter, and a record third quarter despite rising hydrocarbon prices. Hot mix asphalt production declined by almost 4%, but revenues increased by 2%. Despite the decline in hot mix asphalt production, we had an increase in aggregate production.

Operating income for the nine-month period of $6 million compares to $41 million for the same period in 2004. We monitor weather for the states in which APAC does business, using data provided by NOAA. Rainfall for the June quarter was normal, and this information is available on our website monthly.

This slide reflects the correlation between hot mix asphalt production and EBIT. Obviously the correlation is high. The light blue squares represent APAC's hot mix asphalt production and EBIT for the June quarter. As you can see, hot mix asphalt production was well above the breakeven point for the quarter. Obviously the lower hand lower hand quarter represents APAC's biggest challenge, the winter season.

Construction backlog at June 30 was $2.1 billion. This amount represents a 12% increase over the same period last year. This information is also available on our website monthly.

Chemical sector revenues increased 17% to $1.8 billion, contributing to June 2005 operating income of $103 million versus $75 million for the June quarter. Operating income for the nine months ended June 30, 2005, increased to 264 million compared to 194 million for the same period in 2004. For more in-depth review of the chemical sector, let's look at the performance of the various divisions, starting with distribution.

Ashland Distribution recorded a record quarter, with operating income of 36 million despite rising raw material costs and a decline in volume for pounds per shipping day. We believe Distribution's decline in volumes was primarily driven by customer inventory reductions for the plastic and chemicals businesses. The June quarter marked Distribution's sixth consecutive record quarter in operating income and its fifth consecutive record quarter in sales. Operating income of 95 million for the first nine months of the year compares to 78 million for the entire year in fiscal '04.

Earlier we reported Ashland Specialty Chemical operating income for the June quarter of 41 million, up 86% over the 2004 quarter. Rather than discuss Ashland Specialty Chemical as a whole, we will discuss our two Specialty Chemical businesses, thermoset resins and water technologies.

Let's look at thermoset resins first. Operating income for the quarter was 37 million, more than doubling profits compared to the same period one year ago. An increase in volumes or pounds per shipping day of 4.6%, combined with better price management, contributed to improvements in earnings. 2005 volumes include results from the maleic anhydride business. For the nine months ended June 30, operating income of 87 million for fiscal 2005 is nearly double operating income of 47 million for fiscal 2004.

Water technologies is the other Specialty Chemical business. Although revenues increased by $10 million, operating income declined by $2 million. We believe the decline in operating income resulted from a combination of a more competitive domestic market and a reduction in customer inventory. For the nine months ended June 30, 2005, versus June 30 of '04, operating income declined $2 million, from 16 million to 14 million.

Despite an increase in revenue, Valvoline recorded operating income of 26 million for the quarter, down 4 million from the June 2004 quarter. Continued increases in raw material costs resulted in a decline in lubricant volumes of 4%. 2005 volumes include the 60 VIOC centers transferred to Marathon.

Valvoline obtains market data from NPD automotive car care tracking panel. While this data may not be totally accurate, it is a very good indicator of market position. The data would suggest Valvoline is not losing market share, and that the decline in our volume reflects a decline in the motor oil market. The data also suggest that Valvoline continues to improve market share in both the DIY and the DIFM markets.

Marvin Quin will now discuss the results from the MAP Transaction. Marvin?


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 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 Thank you, Daragh, and good afternoon to everyone. Daragh has taken you through the results of our ongoing operations; and my job is to review the impact of the MAP Transaction on our financial statements. And the impact was considerable. Page 5 of the financials which were attached to this morning's press release provides a detailed summary -- details, rather, on the transaction.

This table summarizes this transaction. Daragh covered the first column, so let's go to the second. This shows the profit and the result of the businesses that were transferred to Marathon as part of the transaction. Operating income of $311 million, of which 309 was related to MAP and 2 million came from our maleic anhydride business. Product Region 3 had only a small profit in the quarter.

The third column reflects the gain. First the gain on the sale of the transaction of 1.295 billion, and the cost of the associated debt retirement, 143; also the reversal of deferred tax liability and other tax effects, which had a positive effect of 384 million; the total gain being
1.5 billion.

Going forward Ashland will not have the income from MAP that it has enjoyed in the past. Also we will not have the income from the maleic anhydride business and VIOC Region 3, which totaled $3.6 million for the nine months. In addition we will have certain stranded allocated costs related to Refining and Marketing, and our maleic business, and our VIOC Region 3. We estimate that these stranded costs will initially be $12 million and gradually decline over time.

I should point out that for the nine months ended June 30, $34 million were allocated to Refining and Marketing line of business, so a decline to the $9 million annual rate represents a major change. The $34 million included environmental reserves as well as various administrative costs which should not continue. On an ongoing basis we will of course periodically review all of our reserves, and which in the case of R&M are primarily environmental. Our reserves reflect our best estimates, but of course these estimates are subject to change.

Finally as part of the use of the MAP proceeds we have purchased $101 million of assets that were previously leased. This investment will reduce our annual lease expense by $27 million, although depreciation expense will rise by 15.

The next table presents the values received by either Ashland shareholders or Ashland in the past quarter related to MAP. Obviously our shareholders received the Marathon stock, which at the time of closing had a value of 936 million. At closing Ashland received 3.3 billion in cash and accounts receivable. Prior to closing we also received $272 million in cash, which was a portion of a pro rata distribution that went to both Marathon and Ashland and was not part of the transaction. While I will not going into details, basically the pro rata distribution was made because MAP had accumulated too much cash for the structure we utilized.

Last week we announced a $270 million stock repurchase program. The funds for that stock repurchase program will come from the $272 million distribution shown on this slide. These funds have been set aside in a separate account. In total the amount of cash, accounts receivable, and stock received by either Ashland or its shareholders in the months of May and June totaled to $4.5 billion. We feel that this transaction will provide a considerable value to our shareholders; and apparently they agree, since 97% of those who voted in favor of the transaction.

We have consistently stated that the near-term use of proceeds would be the repayment of debt and debt-like obligations. On June 30 we disbursed slightly more than $2 billion for the repayment of debt and off-balance sheet financials. During the next three months or so, we expect to repay additional debt, make additional pension contributions, and make income tax payments that relate to MAP which total 325 million. When all is said and done, we expect the transaction and the pro rata distribution to provide roughly 1.2 billion of cash.

I should point out that at the end of our most recent fiscal year our pension assets were slightly more than 900 million versus an accumulated benefit obligation of 1 billion. By making this extra pension contribution of 100 million, plus our regular annual contribution of 60 to 90 million, we anticipate our pension assets will roughly equal our accumulated benefit obligation.

Now let's go to the balance sheet. At the end of June, Ashland had cash of $692 million and had assigned MAP accounts receivable of 913 million. The MAP receivables are converting to cash quickly, and the receivables are now down to about $150 million. Our current assets increased somewhat as a result of the transaction, as we collapsed our accounts receivable securitization financing, which of course increased accounts receivable.

Also sales were higher in the June quarter of 2004 than -- '05. They were up 13% versus 2004, which accounts for the rest of the working capital increase. As I mentioned earlier, our net property, plant, and equipment rose by $100 million as we purchased leased assets.

Other noncurrent assets rose due to the transaction as our deferred tax liability actually (indiscernible) to a deferred tax asset. Deferred income taxes now show an asset balance of 160 million, whereas this account had a liability balance of $367 million at the beginning of our fiscal year.

On the liability side obviously our debt declined dramatically, as I indicated on the prior slide. Other long-term liabilities were not materially impacted by the transaction other than deferred taxes, which I previously addressed.

Total (ph) equity rose by 1.5 billion resulting from the transaction but then was reduced by 936 million since the distribution of Marathon Stock to our shareholders was treated as a dividend as the net impact upon shareholders equity was a positive $600 million.

This was a quick point overview of a very complicated transaction so indeed we expect questions and in coming weeks, Daragh and I will attempt to be fully responsive to those questions. Now that Daragh and I have told you what has been, it is my pleasure to introduce Jim O'Brien, who will describe where Ashland goes from here.


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 Thank you, Marvin. I'm pleased to have such a large turnout and welcome to everybody who has joined us on the webcast. We appreciate everybody's interest in Ashland. Daragh and Marvin spoke to you about our recent performance and the successful conclusion of the MAP Transaction, so I will now focus on Ashland's future.

Ashland has the opportunity to reinvent itself as we move from being our history of being a petroleum refining and towards our future as primarily a diversified chemical company. As we transform Ashland, we are focused on disciplined growth, building value over time and creating an operating environment that will produce predictable results.

At the completion of the MAP Transaction we returned value of $936 million directly to the shareholders in the form of Marathon Stock. As Marvin mentioned, last week our Board also approved a stock repurchase program. I want to clarify a few points about this program. Two factors limit our ability to purchase our stock. First we made a representation to the IRS that we do not intend to repurchase more than 20% of outstanding shares.

Second, we represented to Marathon that we do not intend to use the proceeds of the MAP Transaction to directly or indirectly repurchase common stock or to make extraordinary dividends. Our intent has not changed in either representation.

It is clear to our overarching goal to build value for shareholders. To reach this goal part of our plan will be to grow our businesses. There are three things that we must accomplish for our growth strategy to be successful. One is the strategic fit. Two is a high rate of return. And three is scale. The cornerstone of our strategy is organic growth and improving returns from both our chemical and transportation sectors as well as the chemical sector.

So now I will provide you more details on how our strategies to build stronger, more profitable operations. As most of you are aware, Standard & Poor's recently reclassified Ashland as a diversified chemical company. We are pleased with S&P's actions because our primary intent is to build and grow a stronger chemical sector. In the long-term, we will create value through the chemical sector's growth but what is most important in the short term is to improved performance of the transportation construction sector. I believe in APAC's management and in their ability to achieve higher performance.

So let's talk about that now. What gives me confidence in our direction is that APAC achieved record earnings for this past quarter. To understand our performance, let's review APAC's key drivers. There are several factors that impact quarterly earnings. You see them show up in the performance drivers in our quarterly reports. I have listed both the near-term and long-term factors on this chart.

So what are we going to do to improve APAC's performance? We have developed several key initiatives and themes and APAC's management is putting this into place, the processes and standards that will continue to improve their performance. First, we have developed a disciplined fitting process that is supported by improved analytical tools and one example is an equipment rate and fuel bidding schedule which allows us to improve the accuracy, timeliness, and forecasting of fuel and equipment costs.

Secondly, we believe winter financial performance can be improved by driving increased revenue by completing more above the ground work. This means we need to leverage our expertise in building structures. While APAC does not work on major signature type bridges, we are very skilled at typical structural bridges such as overpasses. For example, two of our operating units have recently been awarded projects that include a variety of work that is not severely impacted by weather. This type of construction includes overpasses, retaining walls, and other structural type work.

Our third key strategy is the day-to-day execution of a hydrocarbon cost management program. APAC purchases 32 million gallons of diesel fuel and 7 million gallons of gasoline every year. This past quarter despite rising fuel costs and by hedging a minimum of 50% of the anticipated fuel demand, we had a gain of $1.9 million.

We also purchase 9.3 million barrels of asphalt each year, 40% of which is bought under fixed-price contracts. In addition, roughly 40% of our asphalt is protected by price index clauses included in the state's contracts. In total, roughly 80% of our asphalt requirements fall under this protection.

Our fourth strategy is to increase our focus on third-party sales of hot mix asphalt, aggregate and other materials. Recent analysis demonstrates APAC's top performing operation units focused more on these types of materials. Our bottom performing units focused more on road construction. Therefore we are going to require all of our units to place more emphasis on materials.

Our fifth strategy is to turnaround or exit underperforming markets. A market-by-markets team is reviewing performance and working with local management to establish the plan for how we will either meet this goal and if we are unable to turnaround certain markets, we will exit them.

Our sixth strategy is to build the skills and capabilities of the organization. We are creating an organizational culture where leadership, accountability and standardization drive day-to-day behaviors. An example of new skills and capabilities is the major projects group's focus on large projects with a broader scope of work performed or supervised directly by us. This team has been staffed by seasoned engineers from throughout the industry.

Recently the group was awarded three projects worth approximately $190 million including a $28 million project in Bay County, South Carolina. This project is expected to begin next month and consists of high-level bridgework as well as road construction related activities. It is a good example of projects that will help create winter revenue. The major projects group has identified a strong list of other projects which we intend to bid on. This completes my discussion on APAC.

Now let me move on to describe for you how we plan to build and grow the chemical sector. We must create a unified chemical sector with both the size and scale to create maximum value for our shareholders. To get there, our vision remains unchanged. We are shifting our internal identities away from a focus on the individual businesses to one Ashland chemical sector. In the future it won't matter whether an employee works for the Valvoline or Drew or any of our other four businesses, decisions will be made to optimize performance at the sector level versus any one of the businesses. However, each of the businesses will make decisions about how to bring products and services to market that provide the most robust value propositions for our customers.

Our external identities or brands will remain strong. We will still go to market as Ashland Composite Polymers, Drew or Valvoline for example, but we will enhance those brands by more directly associating them with the overall Ashland identity. Using an SAP-based enterprise resource planning system, this will allow us to create the information foundation for the chemical sector to more efficiently share and leverage resources to the benefit of our shareholders, customers, suppliers and employees. We call this ERP Global One.

Global One is all about connecting the pieces of the sector that make our businesses run. We will be able to watch every dollar and order across the sector. We will know exactly what we buy from every vendor. We will be able to manage assets of the sector, making sure for instance that we are fully utilizing everything from our warehouses and delivery trucks to how our customer service and supplier relations management is coordinated across the sectors.

We will maintain a consistent standard for our data information; we will reside in only in one data warehouse and be actively managed. Whoever needs access will have access. All of these factors will create a flexible platform for our growth in diversified chemicals.

Here is the Global One project timeline. We are gearing up to go live in Canada on October 3 of this year. We chose Canada first because it represents a microcosm of the larger Ashland organization. These businesses are already integrated, sharing facilities and working together to serve our customers. The Canadian experience will provide important learnings that will enhance our ability to successfully implement and launch Global One. It will happen in the United States next year and across the globe in 2007.

Let's review the initiatives we are working on to integrate the sectors. The first major goal is to create an integrated global supply chain. Doing so will generate a competitive cost advantage and as we leverage the size and scope of the sector operations, this will give us the capacity we need to create organic growth opportunities. An integrated sector will also allow us to better manage customer needs by establishing superior customer service and forecasting processes. The integration of activities such as planning, purchases for the Valvoline and Specialty Chemical divisions, sourcing for our distribution division, manufacturing, warehousing, and freight will also create opportunities both immediate and long term.

For example, we have achieved an annual savings of about $4 million by using common processes for purchasing and sourcing activities. Our long-term aspirational goals include using the unified chemical structure strategies with all key suppliers. We also want to bring together research and development scientists with purchasing and sourcing professionals. By occurring at earlier stages in the product development process, we can identify and leverage cost management opportunities at every step of the way.

Today in North America we ship more than 1.2 million customer orders or approximately 7 million pounds per year. We serve more than 50,000 customers and utilize over 2000 vendors. Our inventory and logistics costs are each more than $300 million per year. We maintain 165 warehouse locations, of which 72 are owned by Ashland. We utilize more than 450 private fleet vehicles and 300 common carriers so our logistics expertise on a sector wide basis is paramount to our future success.

Through our integration activities, we also need to develop a logistics network that enhances our sector assets by reducing warehousing and transportation costs and increasing our asset velocity, all while meeting customer demand.

Another major project under way right now is to reduce the number of customer service locations by creating and maintaining standardized processes across the chemical sectors businesses. We will use a system such as Global One to achieve industry-leading customer support with a top quartile cost structure.

Ashland is a responsible care company. This means we hold ourselves accountable for fostering a zero incident culture. A single integrated responsible care global management system will enable us to safely and effectively operate in communities across the globe. A key initiative we are working on is customer information management. Currently we manage 47 separate systems that house customer information. The existing solutions are not scalable across the multiple businesses or also globally. They capture information that is inconsistent and unleverageable. We are going to use salesforce.com as a single source of customer information.

This system is a consistent way to manage sales growth, enhance customer knowledge, and increase sales management support. To complement how we manage customer information, we also need to more proactively manage how we set prices. To meet this goal, we will utilize price optimization software. Today we have multiple custom databases that require manual processes to operate. The existing solutions again are not scalable and use nonstandard process. Our new tool will be aligned and integrated into both Global One as well as salesforce.com.

Let's talk about how Ashland will grow. As we stated for the past year, our primary goal is organic growth. To be successful in the long run, we need to create sector wide marketing capabilities to facilitate and exploit market overlap within the sector. To do this we plan to development and oversee a sector market research group, create a marketing learning program, uncover and define new businesses and technology platforms based on research findings and to create corporate accounts capability. Also we are strengthening divisional marketing capabilities in order to optimize marketing processes.

We are shifting sales and technical support work from marketing to product managers, sales managers, and technical service. Our R&D process, which we call New Solutions Development, supports a rich pipeline of ideas and projects. It also aligns technology development with marketing. Through following this new process, we uncovered not only the customer needs, we identify opportunities, generate new ideas, and then develop them into products.

By looking at general consumer behavior, our consumers' behavior in trends in technology and in the marketplace, we can identify new opportunity spaces and go after them aggressively. Once the new products requirements are defined, we measure, analyze, and evaluate each product. Once a new product or service is launched, we use the process to control into our improved quality.

Here are some examples to illustrate the commercial viability of this more effective R&D process. Each of these new products and services is already generating revenues. We generate approximately 22% of the chemical sectors revenues from outside of the United States. Each of the businesses within the sector now has an international growth component in their strategic plan. We have a number of international growth activities across what are effectively referred to as the BRIC nations, Brazil, Russia, India, and China.

Let's look at a few specific examples of organic growth in the chemicals sector. Despite a soft motor oil market and higher raw material costs, Valvoline is expanding into exciting new markets. They have launched our new AroMetrics air freshener system product which has been introduced this past spring and has enjoyed great support at Wal-Mart and other key automotive retailers including display at the coveted front register space. AroMetrics is also helping us to gain new distribution in stores like Target and Walgreen's, where Valvoline products have not been distributed previously.

The recent Car Brite acquisition provides opportunities for expanded sales of Valvoline Eagle One products in new market spaces such as auto and recreational vehicle dealerships, auto auctions, detail shops and carwashes. Our DIFM business group or Do It For Me business group is working on plans for further global expansion in China, Europe, and Australia.

Our water technologies business has been successful with Sonoxide which is a non-chemical microbial control system. This system utilizes ultrasound technology to stop multiplication of microbial cells. Customers using our technology no longer need to worry about storing, shipping and handling biocides. Combined with our other treatment programs, Sonoxide leaves the smallest environmental footprint in the industry. Since we began marketing this product, we have placed 250 units worldwide.

On the thermostat side of Ashland Specialty Chemical, they are successfully selling environmentally responsible resins. The MAXGUARD LE series of gel coats is designed to comply with the EPA's most stringent standards while at the same time meeting design and appearance demands of the marine industry. This is important to us because the market now accounts for 50% of our gel coat sales in North America and 38% in Europe.

ENVIREZ is the first commercial unsaturated polyester resin that uses a significant amount of soybean oil and ethanol in its production. 25% of raw materials come from renewable sources rather than petroleum sources. This resin is currently being used to produce body panels for combines and goods for tractors for the agricultural equipment market.

Within the water technologies business, we also have an exciting new service called PathGuard. This poultry passage and control system improves food safety and water reuse. The important point about PathGuard is that it exceeds government regulations for the removal of salmonella and other poultry borne pathogens. I believe these examples show the power behind our commitment to innovation and to organic growth. While organic growth is our primary strategy, we will also supplement it with acquisitions that will complement the growth of our core businesses.

Now let me describe our M&A strategy. Today our businesses are well positioned in markets that have significant opportunities for expansion. We will seek acquisitions that further our strategic intent and deliver economic value to our shareholders. Our team will use a disciplined acquisition process and during this review process we will carefully consider whether an acquisition can bring value in terms of scale or technology. Our M&A vision is to strengthen our core business, leverage or enhance our capabilities, and pay reasonable multiples.

All acquisition assumptions are validated by an internal Ashland team from outside the acquiring business. We refer to them as the Contra Team. This review will include first the strategic fit; also economic validity which includes purchase price, evaluation, the growth rate, synergies, and margins and importantly ease of integration. An example of a successful acquisition utilizing this stringent process is our DERAKANE purchase. DERAKANE was purchased from Dow Chemical in December of 2004. It is used in applications which require material with outstanding corrosion resistance and structural strength. This purchase was in direct alignment with our long-term strategy to develop integrated systems and technology solutions that offers superior value to our customers.

DERAKANE added breadth to our composite polymers business' already broad productline of gel coats, low profile additives and polyester and vinyl ester resins. Results thus far have significantly exceeded our expectations.

The complementary mix of organic growth with value enhancing acquisitions should position us to meet our financial objectives and drive top quartile performance. Our goals today are based on review of representative competitors in the markets we serve and we aspire to grow revenue by 4 to 6%, operating income by 8 to 10%, and to maintain ROE between 9 and 12% across the chemical cycle.

With our growth goals in mind, I would like to share some thoughts on our long-term use of proceeds from the MAP Transaction. First and most importantly, we will make decisions about how we spend the cash in terms of driving shareholder value. Therefore we will be patient in our review of opportunities. It is our intention to focus our M&A strategy on the chemical sector, growing Ashland as a diversified chemicals company.

I will close with some thoughts on Ashland's future. Our chemical and transportation construction sectors are well positioned in markets having significant opportunities for growth. We remain committed to organic growth first and foremost. When acquisitions provide the opportunity to strengthen our chemical sector and to deliver economic value to our shareholders, we will carefully consider them.

To support Ashland's future success, we must have a focused effort to capitalize on emerging business opportunities. We must leverage our cross-business capabilities and know-how in new areas. Therefore we will create processes that stimulate growth. As always we look to the creativity and knowledge of Ashland's employees to realize our full potential.

I anticipate exciting times ahead as Ashland enters a new era. We have the will to succeed and I look forward to the work ahead. Thank you for joining us today. I hope that Daragh, Marvin and I provided you with useful information about our financial performance and our future expectations.

Now I will take questions from members of the audience here in New York.

 QUESTION AND ANSWER



----------------------------------------------------------------------------
 JOHN ROBERTS  - BUCKINGHAM RESEARCH - ANALYST


 John Roberts, Buckingham Research. If we violated the IRS agreement, the penalty would be you'd have to pay taxes on the transaction. If you violated the Marathon agreement, what is the penalty if you were to violate your agreement with Marathon?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 As I mentioned in the presentation, we have made representations of which we stand by. So our intention today is no different than it was when we made the representations. We intend to fulfill them.


----------------------------------------------------------------------------
 JEFF ZEKAUSKAS  - J.P. MORGAN - ANALYST


 Jeff Zekauskas of Morgan. I have a couple of questions on your stock repurchase program. First is there a special reason why there is a separate account set up with a cash distribution from MAP, goes into that account and that is designated for stock repurchase.
And so the question is this, why is it set up that way?

The second question is how do you determine when to purchase stock? That is are you going to buy it on a pro-rata -- on an equal basis over the next several quarters? Does the price matter? Does the price not matter? Do you have a timetable? What are you thinking on stock repurchase?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 The two questions you asked, let me answer the first one. As why as the special account and as Marvin pointed out in his presentation, these were proceeds that did not come out of the transaction. So our representations to Marathon that we would not repurchase stock or have a special dividend on the proceeds which came out of the transaction. Therefore this special account. The proceeds came from operations, not from the transaction; therefore, they are set aside and our Board has said the use of those proceeds as far as from operations will be used for this program to repurchase stock.

Now to the second part of your question is what is the timetable? What we gave as a representation to the IRS is that we will only purchase shares on the open market. And that is in compliance with the representations we made with the IRS. And so as we do that, it will be open market type transactions and there is no formal timeframe by which we would purchase the stocks. They will be mainly made on the open market.


----------------------------------------------------------------------------
 JEFF ZEKAUSKAS  - J.P. MORGAN - ANALYST


 I don't mean to be too persistent on this, but -- so there it is on a particular day -- how do you know whether you should buy any stock on that day?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 Perhaps I will have Marvin see if he can provide more clarity.


---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 (inaudible) First of all there is nothing magic about a separate account. Our representation to Marathon is we would not use the proceeds directly or indirectly and of course moneys can be commingled. So to avoid any confusion about disbursing the funds of whether it was indirectly paying for the transaction, we just put it into a separate account and there is nothing magic about it.

As far as the timing and the price, we are just like every other investor. We want to buy Ashland at the best price we can and there is no magic formula and there is not a particular amount we're going to buy per day or per month but it is our intent to repurchase $270 million worth of stock and to buy as many shares as we can in doing so.


----------------------------------------------------------------------------
 JEFF ZEKAUSKAS  - J.P. MORGAN - ANALYST


 Thank you.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Going back to APAC, I believe you are capital invested somewhere around $1 billion?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 That is correct.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Does the projection here -- your objectives of 9 to 12% ROI, does that reflect only the chemical business or is that over the whole expanse of the company?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 That information we provided was for the chemical sector only. So we did not give you what our expectations are for APAC. And as you can see, they performed well through the quarter. But my view of APAC is we're continuing to improve that business and we have not reached an area yet that we would (technical difficulty) prescribe what the future could bring.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 You talked about divesting certain parts of your APAC business. Would this
be  states,   location,   regional  locations,  or  exactly  what  type  of
divestments would you make?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 We would look at the individual market operating units that are in markets. We would look at the market and see the operating units inside that market and make determinations around which of the various businesses inside of that market have the right capabilities, have the right position in the market that we believe can give the types of returns that APAC can achieve. If we decide that we can't fix it in the near term, then as I stated, we will find other ways to exit that market.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 A combination of your chemical business in your APAC business at least for the next couple years will be well below that 9 to 12% level, correct?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 That 9 to 12% is what we described for the chemical sector. It is inside that range today -- the chemical sector.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 And if you were to combine the two --?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 We do not give out information on combining the two.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Okay, thanks.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 That wasn't enough questions on APAC. I had one more. Can you tell us how you're dealing with the supply of aggregates that some of APAC's competitors are talking about shortages in some markets in the Southeast? I believe you're only about 30% integrated. So can you tell us how you are dealing with the supply of aggregates and whether if there are shortages or short supply, is that a good thing for APAC, a bad thing for APAC? Or how is that affecting the business?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 I think the shortage of materials obviously has the bigger factor of which projects you're going to bid on and do you have the adequate material to fulfill your commitment when you do make a bid. So as we look at our bidding strategy, that does come into effect as far as do we have the proper supply of materials. As you pointed out, APAC does have an integration of materials and some of the key areas which are in the Southeast Florida is one of the primary areas of shortage.

We have our own supply of materials in Florida plus being the size and scale of APAC, we are the number one or number two customer for most of the major suppliers of aggregates. Therefore we have a very strong position. We have operations in many of the quarries that we operate with these suppliers. And if you look at our ability to source is probably as strong if not the strongest in the industry because of our size and scale and our relationships.

So as we look at this opportunity really of being somewhat a shortage, I think it's going to have some impact on the company's abilities to bid on certain projects and they are going to have to carefully understand how they are going to source before they bid. So as we get the new highway bill and there is a more expansive program hopefully that would be coming forward, this should be a benefit to APAC because of our size and our ability to source materials.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Three brief questions. One from the ROI assumption, what is the leverage that you're assuming? Secondly on the dividends, what is your policy going forward? And on the 20% buyback commitment, is there a timeframe to which that is relevant?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 Could you restate your first question? I didn't quite catch the first one.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 The ROI -- if there assumed leverage in that 9 to 2% ROI?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


  You mean is it leverage ROI -- or is it a -- it is an unleveraged ROI. Correct. It's unlevereaged.

Now your second question was on the stock repurchase program is there a time limit? There is not. There is no time limits and your third question was --?


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 The dividend policy.


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 The dividend policy is one that we have stated before -- we will maintain our $1.10 a share dividend and we have no intent at this time to change that.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 (Inaudible question - microphone inaccessible)


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 There is and we think it is appropriate for $1.10.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 To bring the discussion back to APAC again, I think you said that your worst performing branches focus on construction, which is what we think as the core of APAC. And your best performing focus is on third party resells of materials. Do you see the business evolving toward a distribution business or a material reselling type model?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 Your question is a good one because that could be perceived as a major shift in thinking. It is a shift in thinking, but not major. It is a slight shift in thinking and the difference is that as you bid on a project, if you are more interested in achieving that project for the coverage of overhead and coverage of the people at your shop for instance on just having the job and you're looking at construction, you can make some decisions that are not optimum.

Now if you look at what goes into the construction bid, which primarily is materials, when you look at the primary component of construction, well over 50% of it is the materials that goes into that bid. So if you haven't properly accounted for the opportunity to make the necessary return on those materials and then win the bid based upon getting a return on those -- that cost factor, you probably should not get the bid.

So it is more of a shift of thinking as far as not being so much concerned about having a certain construction backlog. Are we adequately putting through our process a return on the material inputs whether we own it or we buy it, it doesn't really matter. You should get your return on your material parts of your inputs and that is where the focus is.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 A couple of questions. You really had wonderful results in Specialty Chemicals in the quarter and the operations have come quite a long way. But you did have a tailwind in that your raw materials came down a little bit on the thermoset side and so is the current level of operating performance -- operating profit performance above normal? That is this all things being equal sort of a sustainable quarterly result so long as volumes in the business grow? Or will we have to take a step backwards going forward?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 Your question is a good one and as we have gone through this rapid escalation of materials, the question that you and other analysts ask me is saying when are you going to get your margins up? No that we've got our margins up, you're going to say can they stay there? So the most important point is that you know that we like margins and that we are going to put pressure on our businesses to achieve a certain type of margin return that we believe is important for reinvestment into our businesses and our company. So we have a very high focus on that.

And to your point that there is sight of a tailwind, we had to reach a point of equilibrium where prices were no longer going up because there is a lag. I think what you have seen in this quarter is that raw material commodity prices have somewhat peaked and fallen off slightly to give us a full chance to make up our margin on that quarterly lag that has been taking place.

So our expectation is that we have certain margin requirements for our businesses and we are even not there yet in our minds as far as what we think are required but we are a lot closer than we were six months ago. And you are seeing the type of results that are possible with the volume gains that we have made showing the strong strength of our technology, our position in our markets and our ability to ultimately get the pricing appropriate for the margin that we need.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 If I can just follow up, when you do your budgeting and you have some number penciled in for acquisitions for '05 and '06, order of magnitude, what are those numbers for planning purposes?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 For planning purchases we do not plan for acquisitions. We see acquisitions strictly as an evaluation but we do plan for the areas by which we are interested, so we do plan the strategy. We do plan the position. We do plan a list of interested ideas, companies, products, however you want a describe it. We do work that plan. But we have no specifics around that we are going to spend ex amount of money per year because we see it as something that you do have to be patient with. And to get the right type of return and value, you have to do it at the appropriate time and have the right relationship with whatever the other party is to make it work.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 And you're still focused on that 50 to $100 million size in acquisitions or is that not the right size?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 I would say that the size that we have been describing of late is between 100 to 500.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 100 to 500, right. And then lastly, you spoke of 12.4 million in stranded costs that may come out over time. How long will it take to get rid of that
12.4 million in stranded costs?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 As Marvin described, some of these costs are employee benefit costs for retirees and others that have left the company and those will obviously not be reduced until the employees are no longer taking their benefit. But there are other costs that we continue to focus on as we have stated in the past that are primary objectives of the top quartile cost company, so we will continue to put pressure on our costs and take costs out where appropriate. And I think Global One will help us do a lot of that as we start implementing starting now in Canada.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 A question on water treatment. I was surprised to hear you talk about increased competitive activity in the North American market. One of your competitors is talking about significant price increases taking effect and more discipline in the market. Is this just a lag that you have not seen the price increases hit or what is going on in the water treatment business?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 I think you have to look at segment by segment. Obviously there is activity on pricing. We have activity on pricing trying to raise our price to get our margins back where they need to be. We saw this quarter as being somewhat unique even compared against the rest of the year. There was some inventory build and certain companies were going after certain volumes. So we saw some competitive responses that we had to react to. But longer-term, I see this as more of a technology business and service business than it is a commodity price type business.

But from time to time you see that type of activity and we saw it this quarter. So long term, I don't see it as a long-term trend because I think there will be some realignment but that is what we saw this quarter.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Just related to that, was there a difference in the Drew marine business versus the rest of the Drew businesses?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 The actual challenge we had on margins was in the industrial side of the business. The marine business is actually having one of its best years in some time due mainly to the obvious movement in the U.S. economy with imports coming from China and other parts of the BRIC nation and also a lot of the military requirements for moving goods and services overseas. So we participate in both those markets and that business has done quite well. Marine.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 And when you actually think about the portfolio for Ashland going forward, should we think about Ashland becoming a more narrowly focused entity if you have to gain scale sufficiently in these business areas or could you see yourself broadening the portfolio? The example as I recollect back in 2002, there was speculation you might sell distribution. So what should we be thinking at Ashland when we go forward?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 As far as our focus hopefully I made it clear in the presentation that our primary focus is to grow and expand in the Specialty Chemical space and the diversified chemical space and grow a larger company in that area. That will be our primary focus. At the same time we are a dual sector company today. We have APAC and as I just mentioned, I am very proud of what APAC has accomplished as far as the changes that they are making to the company, improving its performance and in the near term, the highest value creating idea we have is to get a higher performing APAC.

It is also important that Ashland has scale. You will not see as part our strategic intent is to shrink in the near term. We think that is detrimental to the value of the company and it also makes it more difficult to grow the company. You'll see us put emphasis on chemicals and you'll see us continue to improve APAC.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 In your discussion of APAC, you were kind enough I think to list six factors that you were going to use to change the profitability of the business over time. Can you weight those in terms of which are the ones that make the most difference to APAC? And as order of magnitude, is APAC under earning by 100%? What are your real expectations for the business and how long do you think it'll take you to get there?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 You know, as far as the company, forecasting APAC's earnings is something we don't do anymore. We have been burned so many times on that that we have given up even trying.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 That's okay. I won't hold you to it.


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 But your first part of your question is very appropriate as far as what really matters in this business as far as the change? I think the primary change that has to take place so we have to integrate these businesses. As you look back to the history of APAC, it has been a history of small to large acquisitions culminated by one large acquisition at the end with Superfos, and we had not sat down and fully integrated the business. And those of you that have been listening to this for the last 1.5 years as I have been talking about it are saying, how long does this take?

The one thing that is disappointing about APAC and really it is not just APAC but the industry, it has a very long feedback loop because you go through a series of bids to get your backlog, you then have to operate that backlog, which a third takes about one year, a third takes two years, a third takes three years. So the feedback loop on change in that business is very long because you make change, which you saw happen this year. You don't see it for maybe six or seven months.

As opposed to a chemicals business if you're going to change the process in a chemical plant, you can change it and see it in the next batch. So from that standpoint the feedback loop is very, very long. But we have learned from that loop and we seem to think it can have more near term. Obviously managing energy is very important.

Coming through this whole energy timeframe we did it at one time have a program to hedge our diesel and gasoline and we pretty much let it float with the market. Well, we found that we can do a better job getting that hedge at the point that we make the bid, locking in the margin at the time we make the bid.

Also we have been a better job locking in our asphalt prices. We described to you how we do 40% through locking in with the space and also 40% with our suppliers as far as the point of a contract. So as our key raw material inputs, those are important.

Same thing with aggregate. As we make our aggregate choices, we lock those at our suppliers so they are in with us on the bid. So that gives you the vagaries then of execution. And one of the primary vagaries we've had to deal with is weather. And that has shown to be a very critical point to us and it is the most critical on the shoulder season. When you look at this year, this year is bad, not because we had necessarily a bad winter as we had a bad fall.

When the hurricanes came through last fall, it really took you out to the end of October/November, that really is what created the position of the company that put us behind the eight ball that didn't let us perform through the season.

So really the more critical point as far as how we manage are really the November's of the year and the March's of the year. If we get those two months right, we can have a pretty decent year. And that comes to this point about having these winter revenue ideas. If we can get out working again more quickly above the ground where we're not concerned about getting the ground prepared, getting the base down, doing the asphalt paving; if we can take those shoulder months and actually work above the ground, we can get a head start and improve our performance.

So that is when we talk about revenue enhancing ideas in the winter program, that is where we have got to focus. So those are the keys. If we get those right, and we have demonstrated that we can perform in the environment. So that is not a question. It is just getting the mix of business that we need so that we get the shoulder seasons right and then come out with a better year.


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UNIDENTIFIED AUDIENCE MEMBER


 So if I understand what you have said, you would be encouraged about your backlog growth because you would have an idea about how you might be able to execute the backlog more clearly than you did before?


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 That is right and I tried to demonstrated in my talk that we are focused on these types of opportunities and we're making progress on achieving projects that we believe have the margin in them so we get the mix right. But the disappointing part to you as an analyst and others in the room is it has a very long feedback loop. That is the part that you're going to somewhat frustrated with. You hear me say that we're getting a better mix of backlog, but it doesn't show up for six, seven, eight months.


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UNIDENTIFIED AUDIENCE MEMBER


 Lastly in reducing your lease expense, I think the numbers were 27 million and then depreciation goes up 15. So that is a net of 12. How much of that 12 will be reflected in APAC's EBIT?


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 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 60%.


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UNIDENTIFIED AUDIENCE MEMBER


 And where is the other 40%? Is it just all around?


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 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 30% is Valvoline; 60% is APAC; and the other 10% is spread around.


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UNIDENTIFIED AUDIENCE MEMBER


 You talked about the long feedback loops and that makes -- that obviously resonates. The question I have is presumably you can look at new backlog business that you're just beginning to execute on and look at the margins and the performance on that basis. And based on that, what is your qualitative/quantitative assessment on how far you have come and how much remains to be done?


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 We quantify that every month and we quantify every project and part of our objective is to increase the margin on all of those projects. So as a statement I made on the material side that we need to really focus on the value enhancement that we need to get that value in the bid will help increase the margin on every project. And that is what that is all about.

So as we shift the focus from just achieving the bid and try to narrow the amount of the difference between the lowest bidder and the next highest above that as we have been focused on trying to get that narrowed, we are also making sure that we get the full value into the bid so that we do achieve the bid, that we have higher confidence in that margin return. And that's part of this whole merger integration is having the systems and processes in place so that we have transparency at every location that is doing work that we have high confidence in what we are getting.


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UNIDENTIFIED AUDIENCE MEMBER


 Do you feel that you are going to get more and more overpasses etc. to increase your winter work time? Obviously the aggregate, the asphalt, what components of high passes of those products there. -- do you actually -- obviously you don't supply the structural steel that goes into it exactly. Is that put up by a sub or do you do the structural steel work yourself?


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 We have parts of our business that actually does the concrete mix and provide it to the site. We have companies inside of our divisions that do that. We also do the labor, the setup, the construction. We set the steel. We do all that. So that is all part of creating revenue in the job and we need more of that as I've said for the shoulder months, for the winter months to work above the ground.


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UNIDENTIFIED AUDIENCE MEMBER


 With plate going up for example, steel plate going up from 300 or $400 a ton 1.5 years to two years ago to 700 or 800, how do you reflect for that dramatic increase in cost when you are moving more and more into bridgework right now? It will seem to me that would put further pressure on your business. You can't hedge -- maybe you can hedge structural steel. I don't know.


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 What we normally do in areas that we are buying a large component of the job, we are big enough in this type of construction that whoever the supplier is, normally we are pretty big for them. So part of our requirements of working with a supplier such as steel or aggregate or whoever is as we bid a job, we view them as bidding with us. So they are taking some of the financial risk with us in that job. But we're trying not to take all of the financial risk whether it be steel, whether it be aggregate and all that to get that in the job and have it set for the job. Not to say that steel won't go up tomorrow and the next bid has to be higher to reflect that, but we try to get it set in the job through our partnerships with our suppliers. And our size and scale help us achieve that.


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UNIDENTIFIED AUDIENCE MEMBER


 Just a point of clarification on your financials. It was reported on your balance sheet that the cash and accounts receivable from the MAP Transaction were 1.6 billion but in your presentation today, the cash in accounts receivable related to MAP before the adjustments after 6/30 reported at 1.5 and change. Is that -- it is almost a $100 million difference. Is that just cash on the balance sheet that is not related to the MAP Transaction? What really is the net cash pro forma for the pension contribution and the taxes and so forth?


----------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 I'll let Marvin answer that question. Marvin?


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 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 Of the 682 million cash, part of that is just book cash and we deposit funds that come in each and every day. Not all of that is available. So you have a certain amount of cash that is not in marketable securities. That is probably typically 60, $70 million. The other thing I would say is the slide that we showed you with what we showed is the impact of the transaction on pulling our cash and what you see here is that impact and there was cash other than the cash obtained from the transaction.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Is the net cash closer to 1.3 billion or so if you adjust for the pension contribution, the taxes related to the Marathon net income?


----------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND, INC. - SVP AND CFO


 Actually we believe it will be -- the 1.2 billion is what we showed on the slide and that is our best estimate. It is of course just an estimate but that is where we would expect to be as a result of this transaction and we have some cash, other cash that is fairly minor. It's not material.


----------------------------------------------------------------------------
UNIDENTIFIED AUDIENCE MEMBER


 Do you think the Valvoline division is being undervalued by the market and
if  so,  what  strategies   would  you  have  to  maximize  the  value  for
shareholders?


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 JIM O'BRIEN  - ASHLAND, INC. - CHAIRMAN AND CEO


 As far as how Valvoline is valued inside of our chemical sector, it is definitely a consumer products type company. Whether it is undervalued or overvalued, I'm sure we could debate that but the important thing with Valvoline, it has to deliver for the sector is more consistent predictable results. And it has a very strong history of organic growth and I believe it is going to continue that. So as it fits within the chemical sector, it brings forward an expertise of marketing and consumer knowledge not just the knowledge of the consumer that they work today, but just how to do consumer type research understanding how to identify opportunities inside of a market that I find very useful to have it inside the sector.

So as the value its importance inside of our work; it brings that to the sector. And it is a good balance for the other things that we have from a technology standpoint. So we like the Valvoline business.

I think we're getting close to our 1:00 cutoff time. So thank you all for coming. I appreciate your interest in Ashland and look forward to seeing you again. Thank you.